                                                                    EXHIBIT 10.1

                                    AMENDMENT
                                       TO
                           SECOND AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                             GGP LIMITED PARTNERSHIP

         THIS AMENDMENT (the "Amendment") is made and entered into on March 5, 2004, by and among the undersigned parties.

                              W I T N E S S E T H:

         WHEREAS, a Delaware limited partnership known as GGP Limited Partnership (the "Partnership") exists pursuant to that certain Second Amended and Restated Agreement of Limited Partnership of GGP Limited Partnership dated as of April 1, 1998, as amended (the "Second Restated Partnership Agreement"), and the Delaware Revised Uniform Limited Partnership Act;

         WHEREAS, General Growth Properties, Inc., a Delaware corporation, is the general partner of the Partnership (the "General Partner");

         WHEREAS, upon the closing of the transactions contemplated pursuant to that certain Amended and Restated Contribution Agreement (the "Contribution Agreement") dated as of March 5, 2004, between the Partnership and Koury Corporation, a North Carolina corporation (the "New Limited Partner"), the New Limited Partner is to receive Series E Preferred Units (as defined below);

         WHEREAS, the parties hereto, being the sole general partner of the Partnership, the holders of a Majority-in-Interest of the Common Units and the New Limited Partner, desire to amend the Second Restated Partnership Agreement to effect the creation and issuance of the Series E Preferred Units and to reflect certain other understandings among them as set forth herein.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

         1. CAPITALIZED TERMS. Capitalized terms used but not defined herein (including without limitation in attached Schedule A) shall have the definitions assigned to such terms in the Second Restated Partnership Agreement, as amended.

         2. ESTABLISHMENT AND ISSUANCE OF SERIES E PREFERRED UNITS. A new series of Preferred Units designated as the "7% Series E Cumulative Convertible Preferred Units" (the "Series E Preferred Units") is hereby established and shall have such rights, preferences, limitations and qualifications as are described on Schedule A, attached hereto and by this reference made a part hereof (in addition to the rights, preferences, limitations and qualifications contained in the Second Restated Partnership Agreement to the extent applicable). Pursuant to the Contribution Agreement, the Partnership hereby issues to the New Limited Partner the number of Series E Preferred Units set forth opposite its name on Exhibit A, attached hereto and by this reference made a part hereof. The Capital Contribution made by the New Limited Partner shall be deemed to be $50 per Series E Preferred Unit. The New Limited Partner is hereby admitted as a Limited Partner in respect of the Series E Preferred Units issued to it, and the New Limited Partner hereby agrees to be bound by the provisions of the Second Restated Partnership Agreement, as the same is amended hereby and as the same may be amended from time to time, with respect to such Series E Preferred Units (including without limitation the provisions of Sections 8.2, 8.4, 9.1, 9.2 and 9.3 thereof).

         3. ADDITION OF NEW LIMITED PARTNER AS OBLIGATED PARTNER. The New Limited Partner hereby agrees to become an Obligated Partner with a Protected Amount as defined in, and adjusted from time to time pursuant to, that Tax Matters Agreement of even date herewith entered into by the Partnership and the New Limited Partner.

         4. NEGATIVE CAPITAL ACCOUNTS. Subsection (b) of Section 7.8 of the Second Restated Partnership Agreement is hereby deleted in its entirety and the following new subsections (b) and (c) of Section 7.8 of the Second Restated Partnership Agreement are hereby inserted in its place and stead:

                  "7.8 NEGATIVE CAPITAL ACCOUNTS.

                  (b) Notwithstanding any other provision of this Agreement, an Obligated Partner other than Koury Corporation shall cease to be an Obligated Partner upon the earlier of (i) nine months after the death of such Obligated Partner or (ii) six months after (A) any date after the third anniversary date of the date of the Fourth Amendment to Second Amended and Restated Agreement of Limited Partnership of GGP Limited Partnership dated as of April 1, 1998, which is selected by the Obligated Partner as the date upon which such Obligated Partner's obligation hereunder shall terminate (and for which notice of such date shall be given at least 60 days prior to such selected date) or (B) an exchange of all of such Obligated Partner's remaining Units for shares of Common Stock or preferred stock of the General Partner (pursuant to a Rights Agreement) or in an otherwise taxable sale or exchange of all of such Obligated Partner's Units provided that at the time of, or during such six-month period following such event set forth in (ii)(A) or (B), there has not been: (X) an entry of a decree or order for relief in respect of the Partnership by a court having jurisdiction over a substantial part of the Partnership's assets, or the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Partnership or of any substantial part of its property, or ordering the winding up or liquidation of the Partnership's affairs, in an involuntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law; or (Y) the commencement against the Partnership of an involuntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law; or (Z) the commencement by the Partnership of a voluntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or the consent by it to the entry of an order for relief in an involuntary case under any such law or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Partnership or of any substantial part of its property, or the making by it of a general assignment for the benefit of creditors, or the failure of the Partnership generally to pay its debts as such debts become due or the taking of any action in furtherance of any of the foregoing. Following the passage of the six-month period after the event set forth in clause (ii)(A) or (B) of this paragraph, an Obligated Partner shall cease to be an Obligated Partner at the first time, if any, that all of the conditions set forth in (X) through (Z) above are no longer in existence.

                  (c) Notwithstanding any other provision of this Agreement, Koury Corporation shall cease to be an Obligated Partner immediately upon the earlier of (i) any date which is selected by Koury Corporation as the date upon which its status as an Obligated Partner hereunder shall terminate (and for which notice of such selected date shall be given at least 60 days prior to such selected date), but only if such selected date is not earlier than the first anniversary date of the last day of the Partnership's most recent completed tax year in which Koury Corporation's Protected Amount increased, (ii) an exchange of all of Koury Corporation's remaining Units for shares of Common Stock of the General Partner (pursuant to a Rights Agreement) or in an otherwise taxable sale or exchange of all of such Obligated Partner's Units, or (iii) the Partnership's termination, for a Partnership purpose, of Koury Corporation's status as an Obligated Partner on any date that follows March 5, 2017."

         5. NEW EXHIBIT A. Exhibit A to the Second Restated Partnership Agreement, identifying the Partners, the number and class or series of Units owned by them and their respective Percentage Interests, if any, is hereby deleted in its entirety and the Exhibit A in the form attached hereto is hereby inserted in its place and stead.

         6. NEW EXHIBIT D. Exhibit D to the Second Restated Partnership Agreement, identifying the Obligated Partners and their Protected Amounts, is hereby deleted in its entirety and the Exhibit D in the form attached hereto is hereby inserted in its place and stead.

         7. COUNTERPARTS. This Amendment to Second Amended and Restated Agreement of Limited Partnership may be executed in counterparts, each of which shall be an original and all of which together shall constitute the same document.

         8. OTHER PROVISIONS UNAFFECTED. Except as expressly amended hereby, the Second Restated Partnership Agreement shall remain in full force and effect in accordance with its terms.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the undersigned have executed this Amendment on the day and year first above written.

GENERAL PARTNER:

GENERAL GROWTH PROPERTIES, INC.,
a Delaware corporation

By: /s/ Ronald L. Gern
    -------------------------------------
    Ronald L. Gern, Senior Vice President

LIMITED PARTNERS:

M.B. CAPITAL PARTNERS III, a South
Dakota general partnership

By: GENERAL TRUST COMPANY, not
    individually but solely as Trustee
    of Martin Investment Trust G, a partner

By: /s/ Marshall E. Eisenberg
    -------------------------------------
    Marshall E. Eisenberg, President

NEW LIMITED PARTNER:

KOURY CORPORATION, a North Carolina             ATTEST:
corporation

By: /s/ Stephen D. Showfety                     By: Ronald W. Mack
    ---------------------------------------         ----------------------------
    Name: Stephen D. Showfety                   Name: Ronald W. Mack
    Title: President                            Title: Secretary

                                    EXHIBIT A

                                    PARTNERS

                                  SEE ATTACHED

                                    EXHIBIT D

                               OBLIGATED PARTNERS

                                  SEE ATTACHED

                                   SCHEDULE A

         1. DEFINITIONS. As used in this Schedule, the following terms shall have the meanings set forth below, unless the context otherwise requires:

         "Common Unit Value" shall mean, with respect to any trading day, the value of a Common Unit, which shall equal the trading price of a share of Common Stock (calculated based on the average of the intra-day high and low and subject to adjustment in the event that the exchange ratio between Common Units and shares of Common Stock is not one-to-one or other adjustments if the kind or amount of securities into which Common Units can be converted or exchanged (as provided in the Redemption Rights Agreement, dated the date hereof) changes after the date hereof).

         "Distribution Payment Date" shall mean, with respect to any Distribution Period, the payment date for the distribution declared by the General Partner on its Common Units for such Distribution Period or, if no such distribution payment date is established, the last business day of the first full month following such Distribution Period.

         "Distribution Period" shall mean the quarterly period that is then the distribution period with respect to the Common Units or, if no such distribution period is established, the calendar quarter shall be the Distribution Period; provided that (a) the initial Distribution Period shall commence on date hereof and end on and include March 31, 2004 and (b) the Distribution Period in which the final liquidation payment is made pursuant to Section 7.2 of the Second Restated Partnership Agreement, as amended, shall commence on the first day following the immediately preceding Distribution Period and end on the date of such final liquidation payment.

         "Fair Market Value" shall mean, as of any day, the average of the Common Unit Value for the ten consecutive Trading Days ending on the business day immediately preceding the day in question with respect to the issuance or distribution requiring such computation.

         "Relevant Distribution Periods" shall mean (i) each of the three (3) consecutive Distribution Periods the last of which ends during the 90-day period referred to in the last paragraph of Section 7(b) and (ii) the next immediately following Distribution Period after the third Distribution Period described in clause (i) above.

         "Tenth Anniversary Date" shall mean the tenth anniversary of the date hereof.

         2. DESIGNATION AND NUMBER; ETC. The Series E Preferred Units have been established and shall have such rights, preferences, limitations and qualifications as are described herein (in addition to the rights, preferences, limitations and qualifications contained in the Second Restated Partnership Agreement to the extent applicable). The authorized number of Series E Preferred Units shall be 502,657.8128. Notwithstanding anything to the contrary contained herein, in the event of a conflict between the provisions of this Schedule A and any other provision of the Second Restated Partnership Agreement, the provisions of this Schedule A shall control.

         3. RANK. The Series E Preferred Units shall, with respect to the payment of distributions and the distribution of amounts upon voluntary or involuntary liquidation, dissolution or winding-up of the Partnership, rank as follows:

         (a) senior to all classes or series of Common Units and to all Units the terms of which provide that such Units shall rank junior to the Series E Preferred Units;

         (b) on a parity with the Series B Preferred Units, Series C Preferred Units, Series D Preferred Units and each other series of Preferred Units issued by the Partnership which does not provide by its express terms that it ranks junior or senior in right of payment to the Series E Preferred Units with respect to payment of distributions or amounts upon liquidation, dissolution or winding-up; and

         (c) junior to any class or series of Preferred Units issued by the Partnership that ranks senior to the Series E Preferred Units and has been approved in accordance with Section 4 of this Schedule A.

         4.       VOTING.

         (a) Holders of Series E Preferred Units shall not have any voting rights, except as described below in this Section 4.

         (b) So long as any Series E Preferred Units remain outstanding, the Partnership shall not, without the affirmative vote or consent of the holders of at least a majority of the Series E Preferred Units outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series voting separately as a class), (i) authorize, create, issue or increase the authorized or issued amount of, any class or series of partnership interests in the Partnership ranking senior to the Series E Preferred Units with respect to the payment of distributions or the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding-up of the Partnership or reclassify any Common Units or other Preferred Units into such partnership interests, or create, authorize or issue any obligation or security convertible or exchangeable into or evidencing the right to purchase any such partnership interests; or (ii) amend, alter or repeal the provisions of the Second Restated Partnership Agreement, as amended, whether by merger or consolidation or otherwise (an "Event"), so as to (A) negate the provisions of clause (i) or (ii) of this paragraph, (B) materially and adversely affect the right of the holders of Series E Preferred Units to transfer such Units unless the amendment also applies to the holders of all other Units, (C) give the holders of any partnership interest a right to the payment of distributions from the Partnership or a right to the distribution of amounts upon voluntary or involuntary liquidation, dissolution or winding-up of the Partnership that ranks senior to the Series E Preferred Units or (D) materially and adversely affect any right, preference, privilege or voting power of the Series E Preferred Units or the holders thereof contained in this Schedule A. Notwithstanding anything to the contrary contained herein, each of the following shall be deemed not to (i) materially and adversely affect any such right, preference, privilege or voting power or (ii) otherwise require the vote or consent of the holders of the Series E Preferred Units: (X) the occurrence of any merger, consolidation, entity conversion, unit exchange, recapitalization of the Common Units or other business combination or reorganization, so long as either (1) the Partnership is the surviving entity and the Series E Preferred Units remain outstanding with the terms thereof materially unchanged (including without limitation the terms with respect to distributions, voting, redemption and conversion), or (2) if the Partnership is not the surviving entity in such transaction, interests in an entity having substantially the same rights and terms (including without limitation rights to distributions, voting, redemption and conversion) as the Series E Preferred Units are exchanged or substituted for the Series E Preferred Units (and with the terms of the Common Units or such other securities for which the Series E Preferred Units (or the substitute or exchanged security therefor) are convertible or redeemable materially the same with respect to rights to distributions, voting, and redemption), (Y) any increase in the amount of the authorized Preferred Units or Common Units or the creation or issuance of any other series or class of Preferred Units or Common Units or any increase in the amount of Common Units or any other series of Preferred Units, in each case so long as such Units rank on a parity with or junior to the Series E Preferred Units with respect to the payment of distributions and the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding-up of the Partnership and (Z) a sale or other disposition of all or substantially all of the Partnership's assets (by merger or otherwise) if, in connection with such transaction, the holders of Series E Preferred Units have the opportunity to surrender all of the issued and outstanding Series E Preferred Units in exchange for a cash payment equal to the amount that such holders would be entitled to receive in respect thereof upon a liquidation, dissolution or winding-up of the Partnership (such surrender and payment to be made contemporaneously with the closing of such transaction) and any resulting dissolution, liquidation and/or winding up of the Partnership.

         The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Series E Preferred Units shall have been converted or redeemed.

         For purposes of the foregoing provisions of this Section 4, each Series E Preferred Unit shall have one (1) vote.

         Except as otherwise required by applicable law or as set forth herein, the Series E Preferred Units shall not have any voting rights or powers and the consent of the holders thereof shall not be required for the taking of any action.

         5.       DISTRIBUTIONS.

         (a) With respect to each Distribution Period and subject to the rights of the holders of Preferred Units ranking senior to or on parity with the Series E Preferred Units, the holders of Series E Preferred Units shall be entitled to receive, when, as and if declared by the General Partner, out of assets of the Partnership legally available for the payment of distributions, quarterly cumulative cash distributions in an amount per Series E Preferred Unit equal to the greater of (i) $0.875 (the "Base Quarterly Distribution") and (ii) the amount of the regular quarterly cash distribution paid for such Distribution Period upon the number of Common Units (or portion thereof) into which such Series E Preferred Unit is then convertible in accordance with Section 7 of this Schedule A. Notwithstanding anything to the contrary contained herein, the amount of distributions described under each of clause (i) and (ii) of this paragraph for the initial Distribution Period, or any other period shorter than a full Distribution Period, shall be prorated and computed based on the actual number of days in such Distribution Period relative to the actual number of days in the calendar quarter of which the Distribution Period is a part. Such distributions shall, with respect to each Series E Preferred Unit, accrue from its issue date, whether or not in, or with respect to, any Distribution Period or Periods (A) the distributions described above are declared, (B) the Partnership is contractually prohibited from paying such distributions or (C) there shall be assets of the Partnership legally available for the payment of such distributions. The distributions upon the Series E Preferred Units for each Distribution Period shall, if and to the extent declared or authorized by the General Partner on behalf of the Partnership, be paid in arrears (without interest or other amount) on the Distribution Payment Date with respect thereto, and, if not paid on such date, shall accumulate, whether or not in, or with respect to, any Distribution Period or Periods (X) the distributions are declared, (Y) the Partnership is contractually prohibited from paying such distributions or (Z) there shall be assets of the Partnership legally available for the payment of such distributions (and shall not constitute accumulated distributions prior to such date). The record date for distributions upon the Series E Preferred Units for any Distribution Period shall be the same as the record date for the distributions upon the Common Units for such Distribution Period (or, if no such record date is set for the Common Units, the fifteenth day of the calendar month in which the applicable Distribution Payment Date falls if prior to such Distribution Payment Date; otherwise, the fifteenth day of the immediately preceding calendar month). Accumulated and unpaid distributions for any past Distribution Periods may be declared and paid at any time, without reference to any Distribution Payment Date, to holders of record on such date, not exceeding 45 days preceding the payment date thereof, as may be fixed by the General Partner. Any distribution payment made upon the Series E Preferred Units shall first be credited against the earliest accrued but unpaid distributions due with respect to such Units which remains payable. No interest, or sum of money in lieu of interest, shall be owing or payable in respect of any distribution payment or payments on the Series E Preferred Units, whether or not in arrears.

         (b) No distribution on the Series E Preferred Units shall be declared by the General Partner or paid or set apart for payment by the Partnership at such time as and to the extent that the terms and provisions of any bona fide agreement of the Partnership, including any agreement relating to bona fide indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof, or a default thereunder, or to the extent that such declaration or payment shall be restricted or prohibited by law (and such failure to pay distributions on the Series E Preferred Units shall prohibit other distributions by the Partnership as described in Sections 5(c) or (d) of this Schedule A). Notwithstanding the foregoing, distributions on the Series E Preferred Units shall accumulate as provided herein whether or not any of the foregoing restrictions exist.

         (c) Except as provided in Section 5(d) of this Schedule A, so long as any Series E Preferred Units are outstanding, (i) no cash or non-cash distributions (other than in Common Units or other Units ranking junior to the Series E Preferred Units as to payment of distributions and amounts upon liquidation, dissolution or winding-up of the Partnership) shall be declared or paid or set apart for payment upon the Common Units or any other class or series of partnership interests in the Partnership or Units ranking, as to payment of distributions or amounts distributable upon liquidation, dissolution or winding-up of the Partnership, on a parity with or junior to the Series E Preferred Units, for any period and (ii) no Common Units or other Units ranking junior to or on a parity with the Series E Preferred Units as to payment of distributions or amounts upon liquidation, dissolution or winding-up of the Partnership shall be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such Units) by the Partnership (except by conversion into or exchange for other Units ranking junior to the Series E Preferred Units as to payment of distributions and amounts upon liquidation, dissolution or winding-up of the Partnership or by redemptions pursuant to Rights Agreements) unless, in the case of either clause
(i) or (ii), full cumulative distributions have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment in the next 30 days on the Series E Preferred Units for all Distribution Periods ending on or prior to the distribution payment date for the Common Units or such other class or series of Unit or the date of such redemption, purchase or other acquisition.

         (d) When distributions are not paid in full (or a sum sufficient for such full payment is not set apart for such payment in the next 30 days) upon the Series E Preferred Units and any other partnership interests in the Partnership or Units ranking on a parity as to payment of distributions with the Series E Preferred Units, all distributions declared upon the Series E Preferred Units and any other partnership interests in the Partnership or Units ranking on a parity as to payment of distributions with the Series E Preferred Units shall be declared or paid pro rata so that the amount of distributions declared per Unit of Series E Preferred Units and such other partnership interests in the Partnership or Units shall in all cases bear to each other the same ratio that accrued and unpaid distributions per Unit on the Series E Preferred Units and such other partnership interests in the Partnership or Units (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such Units do not have cumulative distributions) bear to each other.

         (e) Except as set forth in Section 6 of this Schedule A, holders of Series E Preferred Units shall not be entitled to any distributions, whether payable in cash, property or Units, in excess of the cumulative distributions described in Section 5(a) of this Schedule A.

         (f) Distributions with respect to the Series E Preferred Units are intended to qualify as permitted distributions of cash that are not treated as a disguised sale within the meaning of Treasury Regulation Section 1.707-4 and the provisions of this Schedule A shall be construed and applied consistently with such Treasury Regulations.

         6.       LIQUIDATION PREFERENCE.

         (a) In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Partnership, before any payment or distribution of the assets of the Partnership (whether capital or surplus) shall be made to or set apart for the holders of Common Units or any other partnership interests in the Partnership or Units ranking junior to the Series E Preferred Units as to the distribution of assets upon the liquidation, dissolution or winding-up of the Partnership, the holders of the Series E Preferred Units shall, with respect to each such Unit, be entitled to receive, out of the assets of the Partnership available for distribution to Partners after payment or provision for payment of all debts and other liabilities of the Partnership and subject to the rights of the holders of any series of Preferred Units ranking senior to or on parity with the Series E Preferred Units with respect to payment of amounts upon liquidation, dissolution or winding-up of the Partnership, an amount equal to the greater of (i) $50, plus an amount equal to all distributions (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution (including all accumulated and unpaid distributions) and (ii) the amount that a holder of such Series E Preferred Unit would have received upon final distribution in respect of the number of Common Units into which such Series E Preferred Unit (including all accumulated and unpaid distributions (whether or not earned or declared) with respect thereto) was convertible immediately prior to such date of final distribution. If, upon any such voluntary or involuntary liquidation, dissolution or winding-up of the Partnership, the assets of the Partnership, or proceeds thereof, distributable among the holders of the Series E Preferred Units are insufficient to pay in full the preferential amount aforesaid on the Series E Preferred Units and liquidating payments on any other Units or partnership interests in the Partnership of any class or series ranking, as to payment of distributions and amounts upon the liquidation, dissolution or winding-up of the Partnership, on a parity with the Series E Preferred Units, then such assets, or the proceeds thereof, shall be distributed among the holders of Series E Preferred Units and any such other Units or partnership interests in the Partnership ratably in accordance with the respective amounts that would be payable on such Series E Preferred Units and such other Units or partnership interests in the Partnership if all amounts payable thereon were paid in full. For the purposes of this Section 6, none of (i) a consolidation or merger of the Partnership with or into another entity, (ii) a merger of another entity with or into the Partnership or (iii) a sale, lease or conveyance of all or substantially all of the Partnership's assets, properties or business shall be deemed to be a liquidation, dissolution or winding-up of the Partnership (unless all or substantially all of the proceeds thereof are distributed by the Partnership, in which case a liquidation, dissolution or winding-up of the Partnership shall be deemed to have occurred).

         (b) Written notice of such liquidation, dissolution or winding-up of the Partnership, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than 30 nor more than 60 days prior to the payment date stated therein, to each record holder of the Series E Preferred Units at the respective addresses of such holders as the same shall appear on the transfer records of the Partnership.

         (c) After payment of the full amount of liquidating distributions to which they are entitled as provided in Section 6(a) of this Schedule A, the holders of Series E Preferred Units shall have no right or claim to any of the remaining assets of the Partnership.

         7. CONVERSION. Holders of Series E Preferred Units shall have the right to convert all or a portion of such Units into Common Units, as follows:

         (a) A holder of Series E Preferred Units shall have the right, at such holder's option, at any time, to convert any whole number of Series E Preferred Units into fully paid and non-assessable Common Units; provided, however, that the conversion right may not be exercised at any one time by a holder of Series E Preferred Units with respect to less than 1,000 Series E Preferred Units (or all the Series E Preferred Units then owned by such holder if such holder owns less than 1,000 Series E Preferred Units). Each Series E Preferred Unit shall be convertible into the number of Common Units determined by dividing (i) the $50 base liquidation preference per Series E Preferred Unit, plus an amount equal to all accumulated and unpaid distributions (whether or not earned or declared) with respect thereto by (ii) a conversion price of $38.51 per Common Unit (equivalent to an initial conversion rate of 1.298364 Common Units for each Series E Preferred Unit), subject to adjustment as described in
Section 7(c) hereof (the "Conversion Price").

         (b) To exercise the conversion right, the holder of each Series E Preferred Unit to be converted shall execute and deliver to the General Partner, at the principal office of the Partnership, a written notice (the "Conversion Notice") indicating that the holder thereof elects to convert such Series E Preferred Unit and containing representations and warranties of such holder that
(i) such holder has good and marketable title to such Series E Preferred Unit, free and clear of all liens, claims and encumbrances, (ii) such holder is an accredited investor as defined in Regulation D under the Securities Act of 1933, as amended, and has such knowledge and experience in financial and business matters such that such holder is capable of evaluating the merits and risks of receiving and owning the Common Units that may be issued to it in exchange for such Series E Preferred Unit, (iii) such holder is able to bear the economic risk of such ownership and (iv) such Common Units to be acquired by such holder pursuant to this Agreement would be acquired by such holder for its own account, for investment purposes only and not with a view to, and with no present intention of, selling or distributing the same in violation of federal or state securities laws. Unless the Units issuable on conversion are to be issued in the same name as the name in which such Series E Preferred Unit is registered, each Series E Preferred Unit surrendered for conversion shall be accompanied by instruments of transfer, in form reasonably satisfactory to the Partnership, duly executed by the holder or such holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Partnership demonstrating that such taxes have been paid).

         As promptly as practicable after delivery of the Conversion Notice as aforesaid, the Partnership shall amend the Partnership Agreement to reflect the conversion and the issuance of Common Units issuable upon the conversion of such Series E Preferred Units in accordance with the provisions of this Section 7. In addition, the Partnership shall deliver to the holder at its address as reflected on the records of the Partnership, a copy of such amendment.

         A holder of Series E Preferred Units at the close of business on the record date for any Distribution Period shall be entitled to receive the distribution payable on such Units on the corresponding Distribution Payment Date notwithstanding the conversion of such Series E Preferred Units following such record date and prior to such Distribution Payment Date and shall have no right to receive any distribution for such Distribution Period in respect of the Common Units into which such Series E Preferred Units were converted. Except as provided herein, the Partnership shall make no payment or allowance for unpaid distributions, whether or not in arrears, on converted Series E Preferred Units or for distributions on the Common Units that are issued upon such conversion. In the event that a holder of Series E Preferred Units converts its Series E Preferred Units into Common Units on or prior to the record date for the initial Distribution Period, the distribution for such Distribution Period in respect of such Common Units shall be prorated and computed on the basis of twelve 30-day months and a 360-day year.

         Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the Conversion Notice is received by the Partnership as aforesaid, and the person or persons in whose name or names any Common Units shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of such Units at such time on such date, and such conversion shall be at the Conversion Price in effect at such time and on such date unless the transfer books of the Partnership shall be closed on that date, in which event such person or persons shall be deemed to have become such holder or holders of record immediately prior to the close of business on the next succeeding day on which such transfer books are open, but such conversion shall be at the Conversion Price in effect on the date on which such Units have been surrendered and such notice received by the Partnership.

         Notwithstanding anything to the contrary contained herein, all holders of Series E Preferred Units shall be deemed to have delivered a Conversion Notice (and therefore exercised their conversion rights effective as of the time specified in the next sentence) as to all Series E Preferred Units if (a) with respect to any period of 90 consecutive calendar days following the Tenth Anniversary Date, the Common Unit Value exceeds on each trading day during such 90-day period the Conversion Price then in effect and (b) the amount of the distribution (as calculated in accordance with Section 5(a)(ii) of this Schedule
A) for each of the four (4) Relevant Distribution Periods upon the number of Common Units (or portion thereof) into which a Series E Preferred Unit is then convertible in accordance with this Section 7 exceeds the Base Quarterly Distribution. The forced conversion referred to in this paragraph shall be effective at the close of business on the Distribution Payment Date for the last Relevant Distribution Period.

         (c) The Conversion Price shall be adjusted from time to time as follows:

                  (i) If the Partnership shall, after the date on which the Series E Preferred Units are first issued (the "Issue Date"), (A) pay or make a distribution to holders of its partnership interests or Units in Common Units, (B) subdivide its outstanding Common Units into a greater number of Units or distribute Common Units to the holders thereof, (C) combine its outstanding Common Units into a smaller number of Units, or (D) issue any partnership interests or Units by reclassification of its Common Units, the Conversion Price shall be adjusted so that the conversion rights of the holder of any Series E Preferred Unit are not diluted or expanded thereby.

                  (ii) If the Partnership shall issue after the Issue Date rights, options or warrants to all holders of Common Units entitling them to subscribe for or purchase Common Units (or securities convertible into or exchangeable for Common Units) at a price per Unit less than the Fair Market Value on the record date for the determination of holders of Common Units entitled to receive such rights, options or warrants, then the Conversion Price shall be adjusted to equal the price determined by multiplying (I) the Conversion Price in effect immediately prior to adjustment by (II) a fraction, the numerator of which shall be the sum of (A) the number of Common Units outstanding at the close of business on the date fixed for such determination and (B) the number of Common Units that the aggregate proceeds to the Partnership from the exercise of such rights, options or warrants for Common Units would purchase at a price per Unit equal to the Fair Market Value, and the denominator of which shall be the sum of (A) the number of Common Units outstanding at the close of business on the date fixed for such determination and (B) the number of additional Common Units offered for subscription or purchase pursuant to such rights, options or warrants. In determining whether any rights, options or warrants entitle the holders of Common Units to subscribe for or purchase Common Units at a price per Unit less than the Fair Market Value, there shall be taken into account any consideration received by the Partnership upon issuance and upon exercise of such rights, options or warrants, the value of such consideration, if other than cash, to be determined in good faith by the Board of the General Partner.

                  (iii) If the Partnership shall distribute after the Issue Date to all holders of Common Units any other securities or evidences of its indebtedness or assets (excluding those rights, options, warrants, securities and other assets referred to in and treated under subsection (i) or (ii) above, and excluding distributions paid exclusively in cash) (any of the foregoing being hereinafter in this subsection (iii) called the "Securities"), then in each case the Conversion Price shall be adjusted so that it shall equal the price determined by multiplying (I) the Conversion Price in effect immediately prior to the adjustment by (II) a fraction, the numerator of which shall be the Fair Market Value on the record date for the determination of holders of Common Units entitled to receive such distribution less the then fair market value (as determined in good faith by the General Partner) of the portion of the Securities so distributed applicable to one Common Unit, and the denominator of which shall be the Fair Market Value on the record date mentioned above. For the purposes of this subsection (iii), a distribution in the form of a Security, which is distributed not only to the holders of the Common Units on the date fixed for the determination of holders of Common Units entitled to such distribution of such Security, but also is distributed with each Common Unit delivered to a person converting a Series E Preferred Unit after such determination date (together with distributions thereon paid to the holders of Common Units prior thereto), shall not require an adjustment of the Conversion Price pursuant to this subsection (iii); provided that on the date, if any, on which a person converting a Series E Preferred Unit would no longer be entitled to receive such Security with a Common Unit, a distribution of such Securities shall be deemed to have occurred, and the Conversion Price shall be adjusted as provided in this subsection (iii) (and such day shall be deemed to be "the date fixed for the determination of the holders of Common Units entitled to receive such distribution" and "the record date" within the meaning of the preceding sentence).

                  (iv) Notwithstanding the foregoing, no adjustment shall be made pursuant to the preceding clauses (ii) and (iii) that would result in an increase in the Conversion Price. No adjustment in the Conversion Price shall be required unless such adjustment would require a cumulative increase or decrease of at least 1% in such price; provided, however, that any adjustments that by reason of this subsection (iv) are not required to be made shall be carried forward and taken into account in any subsequent adjustment until made; and provided, further, that any adjustment shall be required and made in accordance with the provisions of this Section 7 (other than this subsection (iv)) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the holders of Common Units. Notwithstanding any other provisions of this Section 7, the Partnership shall not be required to make any adjustment to the Conversion Price for the issuance of (i) any Common Units on account of any plan providing for the reinvestment of distributions or interest payable on securities of the Partnership or the General Partner and the investment of additional optional amounts under such plan or (ii) any options, rights or Common Units pursuant to or on account of any unit or stock option, unit or stock purchase or any unit or stock-based compensation plan maintained by the Partnership or the General Partner. All calculations under this Section 7 shall be made to the nearest cent (with $.005 being rounded upward) or to the nearest one-tenth of a Unit (with .05 of a Unit being rounded upward), as the case may be.

         (d) If the Partnership shall be a party to any transaction (including, without limitation, a merger, consolidation, entity conversion, unit exchange, self tender offer for all or substantially all of the Common Units, sale of all or substantially all of the Partnership's assets or recapitalization of the Common Units or other business combination or reorganization and excluding any transaction as to which subsection (c)(i) of this Section 7 applies) (each of the foregoing being referred to herein as a "Transaction"), in each case as a result of which Common Units shall be exchanged for or converted into partnership interests, shares, stock, securities or other property (including cash or any combination thereof), each Series E Preferred Unit which is not converted into the right to receive partnership interests, shares, stock, securities or other property in connection with such Transaction (and thus remains outstanding) shall thereafter be convertible into the kind and amount of partnership interests, shares, stock, securities and other property (including cash or any combination thereof) receivable upon the consummation of such Transaction by a holder of that number of Common Units into which one Series E Preferred Unit (including all distributions (whether or not earned or declared) accumulated and unpaid thereon) was convertible immediately prior to such Transaction, assuming such holder of Common Units is not a Person with which the Partnership consolidated or into which the Partnership merged or which merged into the Partnership or to which such sale or transfer was made, as the case may be (a "Constituent Person"), or an affiliate of a Constituent Person. In the event that holders of Common Units have the opportunity to elect the form or type of consideration to be received upon consummation of the Transaction, prior to such transaction the General Partner shall give prompt written notice to each Series E Preferred Unit holder of such election, and each Series E Preferred Unit holder shall also have the right to elect, by written notice to the General Partner, the form or type of consideration to be received upon conversion of each Series E Preferred Unit held by such holder following consummation of such Transaction. If a holder of Series E Preferred Units fails to make such an election, such holder (and any of its transferees) shall receive upon conversion of each Series E Preferred Unit held by such holder (or by any of its transferees) the same consideration that a holder of that number of Common Units into which one Series E Preferred Unit was convertible immediately prior to such Transaction would receive if such Common Unit holder failed to make such an election. The Partnership shall not be a party to any Transaction unless the terms of such Transaction are consistent with the provisions of this subsection
(d), and it shall not consent or agree to the occurrence of any Transaction until the Partnership has entered into an agreement with the successor or purchasing entity, as the case may be, for the benefit of the holders of the Series E Preferred Units that will contain provisions enabling the holders of Series E Preferred Units that remain outstanding after such Transaction to convert into the consideration received by holders of Common Units at the Conversion Price in effect immediately prior to such Transaction (with the holder having the option to elect the type of consideration if a choice is offered in the Transaction as specified above). The provisions of this subsection (d) shall similarly apply to successive Transactions.

         (e)      If:

                  (i) the Partnership shall declare a distribution on the Common Units (other than a regular quarterly cash distribution or a distribution in Common Units); or

                  (ii) the Partnership shall authorize the granting to the holders of the Common Units of rights, options or warrants to subscribe for or purchase any Units of any class or any other rights, options or warrants; or

                  (iii) there shall be any reclassification of the Common Units (other than a distribution in Common Units or a subdivision or combination of Common Units) or any consolidation or merger to which the Partnership is a party and for which approval of any partners of the Partnership is required, involving the conversion or exchange of Common Units into securities or other property, or a unit exchange involving the conversion or exchange of Common Units into securities or other property, a self tender offer by the Partnership for all or substantially all of the Common Units, or the sale or transfer of all or substantially all of the assets of the Partnership as an entirety; or

                  (iv) there shall occur the voluntary or involuntary liquidation, dissolution or winding-up of the Partnership,

then the Partnership shall cause to be mailed to the holders of the Series E Preferred Units at their addresses as shown on the records of the Partnership, as promptly as possible a prior notice stating (A) the date on which a record is to be taken for the purpose of such distribution or grant, or, if a record is not to be taken, the date as of which the holders of Common Units of record to be entitled to such distribution or grant are to be determined or (B) the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding-up is expected to become effective, and the date as of which it is expected that holders of Common Units of record shall be entitled to exchange their Common Units for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding-up. Failure to give or receive such notice or any defect therein shall not affect the legality or validity of the proceedings described in this Section 7.

         (f) Whenever the Conversion Price is adjusted as herein provided, the Partnership shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and shall mail such notice of such adjustment of the Conversion Price to the holder of each Series E Preferred Unit at such holder's last address as shown on the records of the Partnership.

         (g)      Any adjustment to the Conversion Factor pursuant to subsection
(c) of this Section 7 with respect to any event shall become effective at such time as is necessary to prevent dilution or expansion of the conversion rights on account of such event.

         (h) For purposes of this Section 7, the number of Common Units at any time outstanding shall not include any Common Units then owned or held by or for the account of the Partnership. The Partnership shall not make any distribution on Common Units held in the treasury of the Partnership.

         (i) If any action or transaction would require adjustment of the Conversion Price pursuant to more than one subsection of this Section 7, only one adjustment shall be made, and such adjustment shall be the amount of adjustment that results in the lowest absolute value of the Conversion Price.

         (j) If the Partnership shall take any action affecting the Common Units, other than action described in this Section 7, that in the reasonable judgment of the Partnership would materially affect the conversion rights of the holders of the Series E Preferred Units, the

Conversion Price for the Series E Preferred Units may be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as the General Partner, determines to be equitable in the circumstances.

         (k) The Partnership covenants that Common Units issued upon conversion of the Series E Preferred Units shall be validly issued, fully paid and non-assessable and the holder thereof shall be entitled to rights of a holder of Common Units specified in the Partnership Agreement. Prior to the delivery of any securities that the Partnership shall be obligated to deliver upon conversion of the Series E Preferred Units, the Partnership shall endeavor to comply with all federal and state laws and regulations in respect thereof.

         (l) The Partnership will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of Common Units or other securities or property on conversion of the Series E Preferred Units pursuant hereto; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of Common Units or other securities or property in a name other than that of the holder of the Series E Preferred Units to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Partnership the amount of any such tax or established, to the reasonable satisfaction of the Partnership, that such tax has been paid.

         (m) Notwithstanding anything to the contrary contained herein, the adjustment provisions contained in this Section 7 shall be applied so that there is no duplication of adjustments made pursuant to any other document.